Registration No. 333-67539

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

MAXCO, INC.
(Exact name of registrant as specified in its charter)

Michigan	38-1792842
(State of incorporation)	(I.R.S. Employer Identification Number)

1005 Charlevoix Dr., Suite 100
Grand Ledge, MI 48837
(Address of principal executive offices)

MAXCO, INC. 1998 STOCK OPTION PLAN
(Full title of the plan)

Max A. Coon
Chairman of the Board, President and Chief Executive Officer
Maxco, Inc.
1005 Charlevoix Dr., Suite 100
Grand Ledge, MI 48837
(517) 627-1734
(Name, address and telephone number of agent for service)

With Copies to:
J. Michael Warren
J.M. Warren Law Offices, P.C.
P.O. Box 26067
Lansing, MI 48909
(517) 349-8600

This Amendment No. 1 to Maxco, Inc.’s (the “Company”) Registration Statement on Form S-8 (File No. 33-67539) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on November 19, 1998, is being filed in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering.

Under the Registration Statement, the Company registered an aggregate of 500,000 shares of Company Common Stock for issuance under the Company’s 1998 Stock Option Plan (“Plan”). Of the aggregate shares registered under the Registration Statement, no shares have been sold, the Company has terminated the Plan, and no further securities will be issued under the Plan. The Company hereby removes from registration 500,000 shares of Common Stock of the Company registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Ledge, State of Michigan, on May 30, 2007.

Maxco, Inc.

By:	/s/ Max A. Coon
MAX A. COON President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Max A. Coon MAX A. COON	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 30, 2007

/s/ Lawrence O. Fields LAWRENCE O. FIELDS	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 30, 2007

/s/ Eric L. Cross ERIC L. CROSS	Director, Executive Vice-President and Secretary	May 30, 2007

/s/ Joel I. Ferguson JOEL I. FERGUSON	Director	May 30, 2007

/s/ David R. Layton DAVID R. LAYTON	Director	May 30, 2007

/s/ Samuel O. Mallory SAMUEL O. MALLORY	Director	May 30, 2007